SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 22, 2020
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company’s wholly owned subsidiary, Scientific Bioprocessing, Inc. (“SBI”) has entered into an employment agreement with Mr. John A. Moore effective as of July 1, 2020 that runs through June 30, 2023 (the “Moore Employment Agreement”). Mr. Moore has been a Director of the Company since January 23, 2019 and has been providing consulting services to SBI since March 2019. The agreement provides for Mr. Moore to furnish services as the President of SBI at a yearly base compensation of $175,000 through June 30, 2021 with an annual increase of 3% thereafter, a discretionary bonus plus the issuance of 215,366 stock options of the Company. The agreement may be renewed at the end of the term by mutual consent for two (2) additional one-year periods and incorporates non-competition and confidentiality clauses. In connection with the execution of Mr. Moore’s employment agreement, his consulting agreement with SBI has been terminated.

SBI has entered into an employment agreement with Mr. James Polk effective as of July 1, 2020 that runs through June 30, 2023 (the “Polk Employment Agreement”). The agreement provides for Mr. Polk to furnish services as the Chief Commercial Officer of SBI at a yearly base compensation of $300,000, a discretionary bonus plus the issuance of 258,439 stock options of the Company. The agreement may be renewed at the end of the term by mutual consent for two (2) additional one-year periods and incorporates non-competition and confidentiality clauses.

A copy of the form of Moore Employment Agreement and the Polk Employment Agreement are attached hereto as exhibits. This summary description does not purport to be complete and is qualified in its entirety by reference to the form of Moore Employment Agreement and Polk Employment Agreement which are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 1, 2020, between Scientific Bioprocessing, Inc. and John A. Moore
10.2	Employment Agreement, dated as of July 1, 2020, between Scientific Bioprocessing, Inc. and James Polk

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: June 24, 2020	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer